EXHIBIT 10.2

                                    AGREEMENT
                               AND MUTUAL RELEASE


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                          AGREEMENT AND MUTUAL RELEASE

         THIS AGREEMENT AND MUTUAL RELEASE (hereinafter "Agreement") dated April 14, 2000 between Lifeline Enterprises, L L C, a Utah limited liability company, having an office at 944 East 200 North, Springville, Utah 84663 (hereinafter "Lifeline") and Environmental Products & Technologies Corporation, a Delaware corporation having an office at 5380 North Sterling Center Drive, Westlake Village, California 9163 1 (hereinafter "EPTC").

         WHEREAS, Lifeline is the registered owner of U.S. Patent No. 5,981,270 for Bio- Catalytic Oxidation Reactor and the corresponding pending P.C.T. patent application; and

         WHEREAS, Lifeline owns EPTC stock certificates Nos. 0611 & 0612 for 50,000 shares of EPTC common stock which have been held for over two years; and

         WHEREAS, EPTC desires to acquire U.S. Patent No. 5,981,270 and the corresponding P.C.T. application and is willing to remove the restrictions from the EPTC stock certificates 0611 & 0612;

         WHEREAS, EPTC and Lifeline are parties to two Letters of Understanding, one dated Nov 5, 1997 and the second dated May 18, 1 998, ( the "Letters of Understanding"), and

         WHEREAS, Lifeline and EPTC and their respective principals, agents and employees desire to amicably terminate any and all contracts and business relationship between them and in accordance therewith to enter into a mutual release of all claims and causes of action which exist or may in the future arise out of said contracts and/or relationship heretofore existing between these parties.

         NOW, THEREFORE, in consideration of the mutual promises and obligations set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, the parties hereto agree as follows.

         1. Patent Rights. Lifeline hereby agrees to deliver to EPTC a formal assignment of all right, title and interest in and to U S Patent No. 5,981,270 for Bio-Catalytic Oxidation Reactor, together with an assignment of the corresponding P.C.T. patent application.

         2. Restricted Stock. EPTC hereby agrees to deliver to Lifeline an opinion by EPTC legal counsel sufficient to effectuate removal of all restrictions from EPTC certificates 0611 & 0612.

         3. Free-trading Stock. EPTC hereby agrees to deliver to Lifeline 60,000 shares of unrestricted, tree-trading stock of EPTC.

         4. Closing and Delivery. All assignments, opinions, certificates and/or documents called for by this Agreement shall be delivered to the respective parties at the time of execution of this Agreement. Closing shall be at a time and place mutually agreeable to the parties, but shall occur on or before May 05, 2000.

         5. Release by EPTC. Effective upon the execution hereof EPTC, for good and valuab1e consideration, the adequacy and receipt of which are hereby acknowledged, for itself, its successors and assigns, do hereby release and forever discharge Lifeline and its members (Gary D. Roberts, Linda L. Roberts, Verlin J. Roberts and Robert
              B. Crouch ), employees, agents, attorneys, successors, assigns, heirs, executors and administrators, and each of them ( collectively "the Lifeline Re1easees"), from any and all claims, demands, causes of action, and liabilities of every kind and nature whatsoever, known and unknown, suspected and unsuspected, which EPTC ever had, now has, and hereafter can, shall, or may have, from the beginning of time to the date hereof, including but not limited to any claims, demands, causes of action or liabilities arising from (a) Life1ine's obligations under the Letters of Understanding, and(b) any services performed by the Lifeline Releasees for any other person or entity in the waste management, composting or recycling business, including any present or future competitor of EPTC.

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         6.   Release by Lifeline. Effective only upon the completed delivery of
              100% of the stock provided for in paragraph 3 above, Lifeline, for itself, successors and assigns, will release and forever discharge EPTC and its officers, directors, employees, agents, attorneys, successors, assigns, heirs, executors and administrators, and each of them (collectively, "the EPTC Releasees") from any and all claims, demands, causes of action and liabilities of any kind and nature whatsoever, known and unknown, suspected and unsuspected, which Lifeline ever had, then has and thereafter can, shall or may have from the beginning of time to the effective date hereof inc1uding, but not limited to, any claims, demands, causes of action or liabilities arising from EPTC's obligations under the Letters of Understanding.

         7. Power to Release. The parties each represent and warrant to each other that they are the sole owners of the claims, demands, causes of action and liabilities which they are releasing, and that they have full power to give the releases provided for herein The parties further represent and warrant to each other that they have not assigned or transferred any of the claims, demands, causes of action or liabilities released herein and the parties each agree to indemnify and hold harmless from and against any claims, demands, causes of action and liabilities, including attorneys' fees incurred, arising out of the assertion by any third party of any claims released herein.

         8. Waiver of Unknown Claims. The parties each expressly waive the provisions, rights and benefits of section 1542 of the California Civil Code, which provides:

              "Section 1542 General Release-Claims Extinguished. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         9. Representation by Counsel. Lifeline has been represented in this matter by John L. Runft of the Law Offices of John L Runft, and EPTC have been represented in this matter by David I. Lefkowitz of the Law Offices of David I Lefkowitz. The parties have each entered into this Agreement and have given the releases provided for herein upon the advice of counsel. The parties each represent and warrant to each other that they have made such investigation of their possible rights and claims that they deem appropriate, and they each agree that they shall not be entitled to set aside the releases provided herein even if they hereafter learn that their understanding of the facts or law was incorrect or for any other reason. The parties affirm that this Agreement is intended to be final and binding between them, regardless of any claim or misrepresentation, promise made without intention to perform, concealment of fact, mistake of fact or law, or any other circumstance whatsoever.

         10. Notice. Any notices required or permitted to be given pursuant to this Agreement shall be given by prepaid, certified mail, addressed to the other parties indicated below or to any change of address given one party to the other pursuant to written notice.

                  Lifeline:   Lifeline Enterprises, L.L.C.
                              944 East 200 North
                              Springville, Utah  84663

                  EPTC: Environmental Products & Technologies Corporation 5380 North Sterling Center Drive
                              Westlake Village, California  91361


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         11.  General Provisions.

           A. Entire Agreement. This Agreement constitutes and is the entire agreement of the parties and supersedes all other prior understandings and/or agreements between the parties regarding the matters herein contained, whether verbal or written and fully supersedes all prior negotiations, agreements, and understandings of the parties including, but not limited to the Letters of Understanding No representations or warranties shall be deemed to have been made by either party in connection with this transaction unless expressly herein set forth.

           B. Assignment. Neither party shall be entitled to assign its interest without the prior written approval of the other party.

           C. Execution of Other Documents. Each of the parties agrees to execute any other documents reasonably required to fully perform the intentions of this Agreement.

           D. Binding Effect. This agreement shall inure to and be binding upon the parties hereto, their agents, employees, heirs, personal representatives, successors and assigns.

           E. No Waiver of Future Breach. The failure of one party to insist upon strict performance or observance of this Agreement shall not be a waiver of any future breach or of any terms or conditions of this Agreement.

           F. Attorney's Fees. In the event of any litigation arising out of this Agreement, between any of the parties hereto, their heirs, personal representatives, agents, successors or assigns, the prevailing party shall be entitled to recover costs and attorney's fees.

           G. Time of Essence. The parties agree that time is of the essence in regard to this Agreement.

           H. Governing Law. This Agreement shall be governed and interpreted by the laws of the State of California.

           I. Execution of Multiple Originals. Two original counterparts of this Agreement shall be executed by these parties.

           J. Severability. In the event any provision of this Agreement conflicts with the applicable law, such conflicts shall not affect the provisions of this Agreement which can be given effect without the conflicting provision.


         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

                                            ENVIRONMENTAL PRODUCTS &

                                            TECHNOLOGIES CORPORATION,
                                            a Delaware corporation

                                            By:  /s/ Marvin Mears
                                                 -----------------------
                                                     Marvin Mears, President

                                            LIFELINE ENTERPRISES, LLC,
                                            a Utah limited liability company

                                                 /s/ Robert Crouch
                                                 -----------------------
                                                     Robert Crouch, Manager